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                                                                    EXHIBIT 99.1

                               FORM OF PROXY CARD

                           MICROS-TO-MAINFRAMES, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

               SPECIAL MEETING OF SHAREHOLDERS DECEMBER 31, 1997

     The undersigned hereby appoints HOWARD PAVONY AND STEVEN H. ROTHMAN, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.001, of Micros-To-Mainframes, Inc., a New York Corporation (the "Company") that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at 614 Corporate Way, Valley Cottage, New York 10989, on December 31, 1997, commencing at 10 a.m. (local time), and at any adjournment or postponement thereof. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  (Continued and to be signed on reverse side)

Please mark box [ ] or [x] in blue or black ink.

Approval and adoption of the Agreement and Plan of Merger, dated as of August 29, 1997, as amended, among BTG, Inc. ("BTG"), BTG Merger Sub, Inc., a wholly owned subsidiary of BTG, and the Company, providing for, among other things, the merger of the Company into BTG Merger Sub, Inc., which will be the surviving corporation, and the issuance of BTG Common Stock to the holders of M-T-M Common Stock, as more fully described in the Proxy Statement/Prospectus dated December 2, 1997 relating to the Special Meeting.

                 [ ] FOR          [ ] AGAINST               [ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

             Please sign exactly as your name appears on the left. When signing as an attorney, executor, administrator, trustee, guardian, corporation, officer or agent, please give your full title. If shares are held jointly, each holder should sign.

             PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING [ ]

             Dated:
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                                       Signature

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                                       Signature

   Please sign, date and return the proxy card using the enclosed envelope.